Exhibit 10.1

CONSENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT No. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated January 2, 2019 (effective as of January 1, 2019), is made and entered into by and among ASURE SOFTWARE, INC., a Delaware corporation ("Borrower"), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent") and the Lenders party hereto.

RECITALS

WHEREAS, Borrower, the lenders party thereto as "Lenders" and Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of March 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement;

WHEREAS, Borrower has informed Agent and Required Lenders that Borrower desires to enter into that certain Equity Purchase Agreement attached hereto as Exhibit A (the "Purchase Agreement"), with an effective date of January 1, 2019, by and among EVOLUTION PAYROLL PROCESSING LLC, a Delaware limited liability company (“Evolution”), PAYROLL MAXX LLC, a Colorado limited liability company ( “PMax”), Gregory D. Erwin, a Colorado resident, Daniel G. Pankow, a Nebraska resident, Gary L. Vander Woude, a Nebraska resident, and William F. Harvey, a Nebraska resident (each a “Seller” and together, “Sellers”), whereby Sellers will sell and transfer 100% of the issued and outstanding Financial Units and Governance Units (as each such term is defined in the Purchase Agreement) of PMax to Evolution (the "PMax Acquisition") in violation of Section 6.9 of the Credit Agreement, which, in absence of a written consent of Agent and Required Lenders, would be an Event of Default under Section 8.2(a) of the Credit Agreement;

WHEREAS, in connection with the PMax Acquisition, Borrower has informed Agent and Required Lenders that Borrower desires to borrow a Delayed Term Loan Draw of $8,000,000 (the "PMax DDTL"), such PMax DDTL to be funded on or about the date hereof, in all cases, in accordance with the terms and conditions set forth in Section 2.2(b) of the Credit Agreement (other than the ten (10) Business Days prior notice requirement as set forth in Section 2.2(b)(ii) of the Credit Agreement (the “DDTL Consent”);

WHEREAS, Borrower has requested that Agent and Required Lenders agree to certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, Agent and the Required Lenders are willing (a) to consent to the PMax Acquisition as a "Permitted Acquisition", (b) to agree to certain amendments to the Credit Agreement, and (c) to agree to the DDTL Consent and fund the PMax DDTL as a Delayed Term Loan Draw, in each case subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
CONSENT

Notwithstanding anything to the contrary in the Credit Agreement or elsewhere in the Loan Documents, subject to the satisfaction of the conditions set forth herein, and in reliance on the representations and warranties set forth herein, Agent and the Required Lenders hereby (a) consent to the consummation of the PMax Acquisition in accordance with the terms of the Purchase Agreement, (b) agree that no Default or Event of Default shall have occurred or be deemed to have occurred under the Credit Agreement or any of the Loan Documents solely as a result of the consummation of the PMax Acquisition in accordance with the terms of the Purchase Agreement, and (c) consent and agree that the PMax Acquisition shall be deemed to be a “Permitted Acquisition” for all purposes of the Credit Agreement and the Loan Documents. In connection therewith, the Borrower hereby acknowledges and agrees that $40,654,730.50 of the aggregate basket in clause (k) of the definition of "Permitted Acquisition" has been used in connection with all Permitted Acquisitions consummated after March 29, 2018, including the PMax Acquisition, and $28,306,503.25 remains available under clause (k) of the definition of "Permitted Acquisition".

ARTICLE II
FUNDING OF THE PMAX DDTL

Subject to the satisfaction of the conditions set forth herein and set forth in Section 2.2(b) and Section 3.2 of the Credit Agreement, and in reliance on the representations and warranties set forth herein, on January 2, 2019 the Lenders shall fund a Delayed Term Loan Draw in an aggregate amount of $8,000,000 and Borrower shall pay to Agent the fee set forth in Section A.3. "Delayed Draw Term Loan Fee" of the Fee Letter (as such term is defined after giving effect to this Amendment). Agent and the Required Lenders hereby agree that this request has been made in writing hereunder and hereby waive the ten (10) Business Days prior notice requirement as set forth in Section 2.2(b)(ii) of the Credit Agreement.

ARTICLE III
AMENDMENTS TO THE CREDIT AGREEMENT

Notwithstanding anything to the contrary in the Credit Agreement or elsewhere in the Loan Documents, subject to the satisfaction of the conditions set forth herein, and in reliance on the representations and warranties set forth herein, effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

3.01     Section 7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)     Leverage Ratio. Have a Leverage Ratio, measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Applicable Date(s)
5.75:1.00	June 30, 2017
5.75:1.00	September 30, 2017
5.65:1.00	December 31, 2017
6.50:1.00	March 31, 2018
6.50:1.00	June 30, 2018
6.00:1.00	September 30, 2018
6.00:1.00	December 31, 2018
6.00:1.00	March 31, 2019
6.00:1.00	June 30, 2019
6.00:1.00	September 30, 2019
5.50:1.00	December 31, 2019
5.25:1.00	March 31, 2020
5.10:1.00	June 30, 2020
5.00:1.00	September 30, 2020
4.75:1.00	December 31, 2020
3.75:1.00	March 31, 2021
3.50:1.00	June 30, 2021
3.25:1.00	September 30, 2021 and each quarter-end thereafter

3.02     The definition of "EBITDA" set forth in Schedule 1.1 is hereby amended and restated in its entirety as follows:

"EBITDA" means, with respect to any fiscal period:

(a)     Borrower's consolidated net earnings (or loss),

minus

(b)     without duplication, the sum of the following amounts of Borrower for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)     any extraordinary, unusual, or non-recurring gains,

(ii)     interest income,

(iii)     any software development costs to the extent capitalized during such period,

(iv)     exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, and

(v)     income arising by reason of the application of FAS 141R,

plus

(c)     without duplication, the sum of the following amounts of Borrower for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)     any extraordinary, unusual, or non-recurring non-cash losses,

(ii)     Interest Expense,

(iii)     Tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar Taxes (and for the avoidance of doubt, specifically excluding any sales Taxes or any other Taxes held in trust for a Governmental Authority),

(iv)     depreciation and amortization for such period,

(v)     with respect to any Permitted Acquisition, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by Borrower or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition (including, for example, but without limitation, costs and expenses related to due diligence, quality of earnings analysis, SEC compliance, legal fees, valuation expenses and audit expenses related to the business acquired in a Permitted Acquisition) incurred within 180 days (Borrower may request an addback for such expenses incurred after 180 days but within 365 days as determined in Agent's and Required Lenders' respective sole discretion) prior to or after the consummation of such Permitted Acquisition, (A) up to an aggregate amount (for all such items in this clause (v)) for such Permitted Acquisition not to exceed the greater of (x)

$500,000 or (y) 5.0% of the Purchase Price of such Permitted Acquisition and (B) in any amount to the extent such costs, fees, charges, or expenses are paid with proceeds of new equity investments in exchange for Qualified Equity Interests of Borrower contemporaneously made by Permitted Holders,

(vi)     with respect to any Permitted Acquisitions: (A) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (B) non-cash adjustments in accordance with GAAP purchase accounting rules under FASB Statement No. 141 and EITF Issue No. 01-3, in the event that such an adjustment is required by Borrower's independent auditors, in each case, as determined in accordance with GAAP,

(vii)     fees, costs, charges and expenses, in respect of Earn-Outs incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under the Agreement that are required by the application of FAS 141R to be and are expensed by Borrower and its Subsidiaries,

(viii)     non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

(ix)     one-time non-cash restructuring charges,

(x)     non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,

(xi)     non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets,

(xii)     with respect to any Permitted Acquisition, Permitted Acquisition Charges, up to an aggregate amount (for all such items in this clause (xii)) not to exceed 5.0% of the Purchase Price of such Permitted Acquisition,

(xiii)     fees, costs, charges and expenses, in respect for any Specified Equity Issuance, to the extent incurred within 180 days of the consummation of the Specified Equity Issuance, up to an aggregate amount (for all such items in this clause (xiii)) not to exceed $250,000,

(xiv)     fees and expenses in respect of any amendment, waiver or consent with respect to this Agreement and the other Loan Documents, to the extent (A) incurred within 180 days of the consummation of such amendment, waiver or consent and (B) paid to or on behalf of the Agent or the Lenders or legal counsel engaged by the Borrower in connection with any amendment, waiver or consent, and

(xv)     without duplication of clause (xii) above, one-time restructuring charges to the extent actually incurred (excluding, for purposes of clarity, anticipated charges) with respect to (A) the relocation or closing of business locations, including employee severance payments, lease terminations, recruiting fees, duplicate employee wages and other relocation or closing costs, up to an aggregate amount (for all such items in this clause (A)) not to exceed $1,500,000 for any one Reference Period (as defined below), (B) procurement and implementation of an enterprise resource planning (ERP) software system, up to an aggregate amount not to exceed $750,000 for any one Reference Period, (C) costs associated with modifications to the accounting functions of the Borrower and its Subsidiaries related solely to severance, duplicate salaries or recruitment costs, up to an aggregate not to exceed $1,000,000 for any one Reference Period, and (D) royalties associated with time clock vendors with expiring contracts, up to an aggregate amount not to exceed $600,000 for any one Reference Period.

in each case, determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating EBITDA hereunder, (a) for any period of 4 consecutive fiscal quarters (each, a "Reference Period"), if at any time during such Reference Period (and after the Closing Date), Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be agreed by Agent and Required Lenders) or in such other manner acceptable to Agent and Required Lenders as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, (b) EBITDA for the fiscal quarter ended December 31,

2017 shall be deemed to be $4,540,848, (c) EBITDA for the fiscal quarter ended March 31, 2018 shall be deemed to be $5,675,919, (d) EBITDA for the fiscal quarter ended June 30, 2018, shall be deemed to be $4,912,835 and (e) EBITDA for the fiscal quarter ended September 30, 2018, shall be deemed to be $4,177,846.

3.03     Clause (c)(v) of the definition of "Excess Cash Flow" set forth in Schedule 1.1 is hereby amended and restated in its entirety as follows:

(v)     the amount of cash items included in the calculation of EBITDA pursuant to clauses (c)(v), (vii), (xii), (xiii) and (xv) of the definition of EBITDA for such period (to the extent that the applicable payments are not made with the proceeds of Indebtedness (other than proceeds of Revolving Loans)),

3.04     The definition of "Fee Letter" set forth in Schedule 1.1 is hereby amended and restated in its entirety as follows:

"Fee Letter" means that certain amended and restated fee letter, dated effective as of January 1, 2019, between Borrower and Agent, in form and substance reasonably satisfactory to Agent, as such fee letter is amended, amended and restated, or otherwise modified from time to time

3.05     Clause (d) of the definition of “Permitted Acquisition” set forth in Schedule 1.1 is hereby amended by inserting the words “at least ten (10) Business Days prior to the consummation thereof” immediately after the words “proposed Acquisition” in the second line thereof.

3.06     The phrase "Monthly (within 30 days (45 days in the case of a month that is the end of a fiscal quarter) after the end of each month)" set forth in the first column, first row of the table set forth on Schedule 5.2 is hereby amended and restated in its entirety to read "Monthly (within 35 days (45 days in the case of a month that is the end of a fiscal quarter) after the end of each month)".

ARTICLE IV
NO WAIVER

This Amendment is a limited consent and amendment and other than as set forth above in Article I or Article II hereof, nothing contained in this Amendment shall be construed as a consent or amendment to or waiver by Agent or any Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Agent or any Lender.

ARTICLE V
CONDITIONS PRECEDENT AND SUBSEQUENT

5.01     Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Agent and Required Lenders, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

(a)     Agent shall have received the following documents or items, each in form and substance satisfactory to Agent and Required Lenders and their respective legal counsel (unless such conditions are waived by Agent and Required Lenders and their respective legal counsel in their sole discretion):

(i)     a Joinder to the Amended and Restated Intercompany Subordination Agreement executed by PMax,

(ii)     a Supplement to Perfection Certificate (giving effect to the consummation of the PMax Acquisition and the joinder of Pax as a Loan Party) executed by Borrower on behalf of all Loan Parties,

(iii)     a Joinder to the Amended and Restated Guaranty and Security Agreement executed by PMax, along with supplemental schedules,

(iv)     a Sixth Amended and Restated Fee Letter between Agent and Borrower,

(v)     a certificate from an officer of PMax (after consummation of the PMax Acquisition), Evolution, and Borrower (i) attesting to the resolutions of each of PMax's, Evolution's and Borrower's boards of directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which any of PMax, Evolution or Borrower are a party, (ii) authorizing specific officers of each of PMax, Evolution and Borrower to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of each of PMax, Evolution and Borrower, (iv) representing and warranting that each of PMax, Evolution and Borrower's Governing Documents attached thereto are true, correct and complete as of the date thereof, and (v) attesting to a certificate of status with respect to each of PMax, Evolution and Borrower, dated within 10 days prior to the date hereof, such certificates to be issued by the appropriate officer of the jurisdiction of organization of each of PMax, Evolution and Borrower, which certificates shall indicate that each of PMax, Evolution and Borrower are in good standing in such jurisdiction,

(vi)     a fully executed copy of the Purchase Agreement and that certain subordinated promissory note dated as of January 1, 2019, issued to Sellers and attached hereto as Exhibit B, including all amendments thereto, and all other requested agreements or documents in connection therewith,

(vii)     all other documents Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, including without limitation a legal opinion of Borrower's counsel and all other documents listed on the Closing Checklist attached hereto (including, without limitation, any deliverables required under Section 5.11 of the Credit Agreement in connection therewith) as Exhibit C;

(b)     Agent and each Lender party hereto shall have received a copy of this Amendment executed and delivered by Agent, Required Lenders and Borrower;

(c)     All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by each of this Amendment and the PMax Acquisition shall be satisfactory in form and substance to Agent and its counsel.

(d)     Borrower and the other Loan Parties shall have satisfied each of the requirements of the "Permitted Acquisition" definition in Schedule 1.1 to the Credit Agreement with respect to the PMax Acquisition except with respect to clause (a) and, subject to Section 3.01 above, (c) thereof.

(e)     After giving effect to each of this Amendment and the PMax Acquisition, the representations and warranties made by Borrower contained herein and by each Loan Party in the Credit Agreement and the other Loan Documents, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, as if those representations and warranties were made for the first time on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(f)     After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents;

(g)     After giving effect to this Amendment, no Default or Event of Default shall exist under any of the Loan Documents, and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment;

(h)     Borrower has delivered to Agent, at least five (5) Business Days prior to the date hereof, updated pro forma certified calculations of the financial covenants set forth in Section 7 of the Credit Agreement evidencing compliance on a pro forma basis with Section 7 of the Credit Agreement (after giving effect to the borrowing of the PMax DDTL) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1 of the Credit Agreement;

(i)     Borrower has delivered to Agent, at least five (5) Business Days prior to the date hereof, an updated pro forma certified calculation of the Leverage Ratio (after giving effect to the PMax DDTL) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1 of the Credit Agreement, and such pro forma calculations demonstrate Leverage not greater than 5.75:1.00;

(j)     Borrower has delivered to Agent, at least five (5) Business Days prior to the date hereof, an updated pro forma certified calculation of the Liquidity (after giving effect to the applicable PMax DDTL) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1 of the Credit Agreement, and such Liquidity is greater than $6,000,000; and

(k)     Borrower has paid to Agent the fee set forth in Section A.1. "Closing Fee" of the Fee Letter (as such term is defined after giving effect to this Amendment).

5.02     Post-Closing Covenants.

(a)     On or prior to January 31, 2019, Borrower shall provide Agent and Required Lenders a quality of earnings report with respect to PMax.

(b)     On or prior to the date that is 15 Business Days from the Effective Date (or such longer period as agreed to by Agent in its sole discretion), Borrower shall deliver to Agent the original certificate representing all outstanding membership interests of PMax, together with an assignment separate from certificate executed in blank, each in form and substance acceptable to Agent.

Failure to comply with any provision of this Section 5.02 shall be an immediate Event of Default.

ARTICLE VI
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

6.01     Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and the other Loan Parties hereby agree that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Borrower and the other Loan Parties, and Agent, on behalf of itself and the Lenders, agree that the Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, and that this Amendment shall not constitute a novation.

6.02     Representations and Warranties. Borrower and each Guarantor each hereby represents and warrants, jointly and severally, to Agent and the Lender Group as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this

Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; (d) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (f) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as consented to, amended or expressly waived herein; (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified in the text thereof) on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date); (i) the PMax Acquisition meets all of the requirements of the "Permitted Acquisition" definition in the Credit Agreement except with respect to clause (a) and, subject to Section 3.01 above, (c) thereof; and (j) the proceeds of the PMax DDTL shall be solely used to finance the PMax Acquisition and/or transaction expenses with respect thereto.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.01     Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent shall affect the representations and warranties or the right of Agent to rely upon them.

7.02     Expenses of Agent and the Lender Group. The Borrower agrees to pay on demand all Lender Group Expenses incurred by Agent and any Lender in connection with this Amendment any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Documents, including, without, limitation, the costs and fees of Agent's and Required Lenders' legal counsel.

7.03     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.04     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Agent and each Lender.

7.05     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission including email transmission of a PDF image), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

7.06     Effect of Amendment. No consent or amendment, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver or amendment of any other breach of the same or any other covenant, condition or duty.

7.07     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.08   Applicable Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

7.09     Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION

OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER AND AGENT.

7.10     Release. AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND LENDERS ENTERING INTO THIS AMENDMENT, ON THE DATE HEREOF EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS (INCLUDING, WITHOUT LIMITATION, ANY TRUSTEES ACTING ON BEHALF OF SUCH LOAN PARTY AND ANY DEBTOR-IN-POSSESSION WITH RESPECT TO SUCH LOAN PARTY), ASSIGNS, SUBSIDIARIES AND AFFILIATES HEREBY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, PARENTS, SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, ACTIONS, CONTRACTS, CLAIMS, CAUSES OF ACTION, DAMAGES, DEMANDS, COSTS AND EXPENSES WHATSOEVER, OF EVERY KIND AND NATURE, HOWEVER EVIDENCED OR CREATED, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE INVOLVING THE EXTENSION OF CREDIT UNDER OR ADMINISTRATION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR COLLATERAL, THE OBLIGATIONS INCURRED BY BORROWERS OR ANY OTHER TRANSACTIONS EVIDENCED BY THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS.

7.11     Consent of Guarantors. The Borrower and each Guarantor, hereby (a) consent to the transactions contemplated by this Amendment, including the PMax Acquisition; and (b) agree that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each understands that neither the Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Borrower and each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned's liability under such document.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ASURE SOFTWARE, INC., a Delaware corporation, as Borrower By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ASURE COBRASOURCE, LLC, a Delaware limited liability company, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
MANGROVE EMPLOYER SERVICES, INC., a Florida corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
MANGROVE PAYROLL SERVICES, INC., a Florida corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
MANGROVE SOFTWARE, INC., a Florida corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

ASURE CONSULTING INC., a Washington corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
COMPASS HRM, INC., a Florida corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ISYSTEMS INTERMEDIATE HOLDCO, INC., a Delaware corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ISYSTEMS LLC, a Vermont limited liability company, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
EVOPRO SOLUTIONS, INC., a Florida corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

ASSOCIATED DATA SERVICES, INC, an Alabama Corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
PAY SYSTEMS OF AMERICA, INC., a Tennessee corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
TELEPAYROLL, INC., a California corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
SAVERS ADMINISTRATIVE SERVICES, INC., a North Carolina corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
EVOLUTION PAYROLL PROCESSING LLC, a Delaware limited liability company, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

USA PAYROLLS INC., a New York corporation, as a Guarantor By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/Brad Blakey Name: Brad Blakey Title: Authorized Signatory

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC., as a Lender By: /s/ Justin Betzen Name: Justin Betzen Title: Senior Vice President

Signature Page to Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement

EXHIBIT A
TO
CONSENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Purchase Agreement

See attached.

EXHIBIT B
TO
CONSENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Subordinated Seller Note

See attached.

EXHIBIT C
TO
CONSENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Closing Checklist

See attached.